Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-171181) of our report dated March 25, 2011 relating to the consolidated financial statements of Titan Pharmaceuticals, Inc. as of December 31, 2010 and 2009 and for each of the three years in the period ended December 31, 2010.

/s/ ODENBERG, ULLAKKO, MURANISHI & CO. LLP

San Francisco, California

March 25, 2011